UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 6, 2017
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INGEVITY CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	001-37586	47-4027764
(State of other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5255 Virginia Avenue
North Charleston, South Carolina, 29406
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: 843-740-2300

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.

Ingevity Corporation (the “Company”) has announced that it intends to hold its first annual meeting of stockholders on April 27, 2017 (the “2017 Annual Meeting”), at a time and location to be determined and specified in the Company’s proxy statement. The record date for determination of stockholders to be entitled to vote at the 2017 Annual Meeting, and any adjournment thereof, will be the close of business on March 7, 2017.

Stockholders of the Company who wish to have a proposal considered for inclusion in the Company’s proxy materials for the 2017 Annual Meeting (the “Proxy Materials”) pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must ensure that such proposal is received by our Corporate Secretary at 5255 Virginia Ave, N. Charleston, South Carolina 29406 no later than the close of business on January 27, 2017, which the Company has determined to be a reasonable time before it expects to begin to print and send the Proxy Materials. Any such proposal must also meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the Proxy Materials.

In addition, in accordance with advance notice requirements contained in the Company’s amended and restated bylaws, for director nominations or other business to be brought before the 2017 Annual Meeting by a stockholder outside of Rule 14a-8 of the Exchange Act, written notice must also be delivered no later than the close of business on January 27, 2017, to Ingevity Corporation, Attn: Corporate Secretary, 5255 Virginia Ave, N. Charleston, South Carolina 29406. These stockholder notices must comply with the requirements of the Company’s amended and restated bylaws and will not be effective otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

INGEVITY CORPORATION
(Registrant)

By:	/S/ JOHN C. FORSTON
John C. Fortson
Executive Vice President and Chief Financial Officer
Date: January 6, 2017